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                                                           EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
FiberMark, Inc.:


We consent to the use of our report on the consolidated financial statements of CPG Investors Inc. and subsidiaries as of and for the ten-month period ended October 31, 1996 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


                                            /s/ KPMG Peat Marwick LLP


Richmond Virginia
November 17, 1997